UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

CAMDEN NATIONAL CORPORATION

(Exact name of Registrant as specified in charter)

MAINE	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 236-8821

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On February 7, 2006, the Maine Supreme Judicial Court upheld a judgment for the plaintiff, Steamship Navigation, in its legal dispute with Camden National Bank, a subsidiary of Camden National Corporation (the Company). Steamship Navigation was awarded $1.5 million in damages. Camden National Bank has also obtained and recorded judgments against Steamship Navigation, which partially offset the awarded damages, and as a result, management believes the net settlement will not be material to the Company’s results of operations, financial position or cash flows. The attorneys for both parties continue to negotiate the details of the final settlement, which will be recorded in 2006 and described in the Company’s Annual Report on Form 10-K for fiscal year 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CAMDEN NATIONAL CORPORATION

By:	/S/ SEAN G. DALY	Date: February 13, 2006
Sean G. Daly Chief Financial Officer and Principal Financial & Accounting Officer